UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 9, 2019

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Drive
Suite 201
Hopewell Junction, NY 12533

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (845) 838-7900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement

On April 9, 2019, eMagin Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Direct Offering”), pre-funded warrants (“the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,000,000 shares (the “Pre-Funded Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a negotiated purchase price of $0.49 per warrant, for aggregate gross proceeds to the Company of approximately $2.0 million, before deducting placement agent fees and other offering expenses payable by the Company. The Pre-Funded Warrants were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 20, 2017, and was declared effective on July 11, 2017 (File No. 333-218838) (the “Registration Statement”) and a related prospectus supplement.

The Pre-Funded Warrants are immediately exercisable upon issuance at an initial exercise price of $0.01 per share and may be exercised at any time until exercised in full. A holder of a Pre-Funded Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99%, at the election of the holder, prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to the Company. If the Purchaser already beneficially holds in excess of 9.99% of the Company’s outstanding shares of common stock at closing, it may elect to not be subject to this Beneficial Ownership Limitation.

The exercise price of the Pre-Funded Warrants and the Pre-Funded Warrant Shares are subject to adjustment in the event of any stock dividends and splits, reverse stock splits, stock dividends, recapitalizations, reorganizations or similar transactions, as described in the Pre-Funded Warrants. The Pre-Funded Warrants will be exercisable on a “cashless” basis in certain circumstances.

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchaser warrants to purchase an aggregate of 3,000,000 shares of Common Stock, which represent 75% of the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased in the Registered Direct Offering, pursuant to certain Common Stock Purchase Warrants, by and between the Company and the Purchaser (the “Common Warrants” and together with the Pre-Funded Warrants, the “Purchaser Warrants”). The Common Warrants will be exercisable six months after issuance at an initial exercise price of $0.78 per share and will expire on the five and a half year anniversary of the date of issuance. Holders of Common Warrants will also be subject to a Beneficial Ownership Limitation identical to that applicable to the Pre-Funded Warrants. The exercise price of the Common Warrants and shares of Common Stock issuable upon the exercise of the Common Warrants (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Purchaser Warrant Shares”) are subject to adjustment in the event of any stock dividends and splits, reverse stock splits, stock dividends, recapitalizations, reorganizations or similar transactions, as described in the Common Warrants. The Common Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Common Warrants and the Common Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Common Warrants and Common Warrant Shares and has so evaluated the merits and risks of such investment, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Common Warrants or the Common Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

The closing of the Registered Direct Offering and the Private Placement occurred on April 11, 2019.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the Company’s exclusive placement agent in connection with the Registered Direct Offering and the Private Placement and received an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company from the Registered Direct Offering (assuming full exercise of the Pre-Funded Warrants), a management fee equal to 2.0% of the gross proceeds received by the Company from the Registered Direct Offering (assuming full exercise of the Pre-Funded Warrants), and an aggregate of $40,000 for certain expenses. In addition, the Company agreed to grant the placement agent warrants to purchase shares of Common Stock in an amount equal to 3% of the aggregate number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants sold to the Purchaser in the Registered Direct Offering, or 120,000 shares of Common Stock, on substantially the same terms as the Common Warrants, with an initial exercise price of $0.55 per share and expiration date of April 9, 2024 (the “Placement Agent Warrants”), in a private placement.

Neither the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) are registered under the Securities Act or any state securities laws. The Placement Agent Warrants and the Placement Agent Warrant Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Placement Agent has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Per the terms of the Purchase Agreement, the Company has agreed with the Purchaser to the following: (i) that subject to certain exceptions, the Company will not, within the ninety day period immediately following the closing of the Registered Direct Offering, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents; and (ii) that the Company will not, within the twelve month period immediately following the closing of the Registered Direct Offering, enter into an agreement to effect a “Variable Rate Transaction,” as that term is defined in the Purchase Agreement. The Company also agreed to indemnify the Purchaser against certain losses resulting from its breach of any representations, warranties, covenants and agreements made by the Company in the Purchase Agreement and certain related transaction agreements, as well as under certain other circumstances described in the Purchase Agreement.

The representations, warranties, covenants and agreements contained in the Purchase Agreement and the Purchaser Warrants were made solely for the benefit of the parties to the Purchase Agreement and the Purchaser Warrants. In addition, such representations, warranties, covenants and agreements (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and the Purchaser Warrants and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement and the forms of the Purchaser Warrants are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Purchaser Warrants, which subsequent information may or may not be fully reflected in public disclosures.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Purchaser Warrants and the Placement Agent Warrants, are expected to be approximately $1.7 million. The Company currently intends to use these net proceeds for working capital and other general corporate purposes.

The legal opinion of Goodwin Procter, LLP relating to the legality of the issuance and sale of the Shares in the Registered Direct Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the Registered Direct Offering, the Purchase Agreement, the Purchaser Warrants, the Purchaser Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares do not purport to be complete and are subject to, and qualified in their entirety by, reference to the definitive transaction documents.

Copies of the form of Purchase Agreement, the form of Pre-Funded Warrant and the form of Common Warrant are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Purchaser Warrants, the Purchaser Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares is incorporated by reference into this Item.

Item 8.01   Other Events.

On April 9, 2019, the Company issued a press release announcing the Registered Direct Offering and Private Placement, and on April 11, 2019, the Company issued a press release announcing the closing of the Registered Direct Offering and Private Placement. Copies of the releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. Exhibits 99.1 and 99.2 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Goodwin Procter LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release, dated April 9, 2019
99.2	Press Release, dated April 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Date: April 11, 2019	By:	/s/ Jeffrey Lucas
Name: Jeffrey Lucas
Title: President and Chief Financial Officer